                                                                    EXHIBIT 99.2

                           TWENTY-FOURTH AMENDMENT TO
                      FIRST AMENDED AND RESTATED AGREEMENT
                           OF LIMITED PARTNERSHIP OF
                    CHARLES E. SMITH RESIDENTIAL REALTY L.P.

          THIS TWENTY-FOURTH AMENDMENT TO THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CHARLES E. SMITH RESIDENTIAL REALTY L.P. (this "Twenty-Fourth Amendment"), dated as of August 12, 1999, is entered into by Charles E. Smith Residential Realty, Inc., as general partner (the "General Partner") of Charles E. Smith Residential Realty L.P. (the "Partnership"), for itself and on behalf of the limited partners of the Partnership.

                              W I T N E S S E T H
                              -------------------

          WHEREAS, Charles E. Smith Residential Realty, Inc. is the general partner of the Partnership;

          WHEREAS, on the date hereof, pursuant to that certain Stock and Debt Contribution and Purchase Agreement (the "Purchase Agreement") among (i) the Partnership, (ii) Consolidated Engineering Services Partnership, a Delaware general partnership, (iii) The Kirlin Family Partnership, a Maryland general partnership ("KFP"), (iv) John J. Kirlin ("JJK"), (v) Mary Ann Kirlin ("MAK")
(vi) Kirlin Enterprises, Inc., a Maryland corporation ("KEI") (KEI and together with KFP, JJK and MAK, the "Owners"), (vii) Timothy J. Kirlin, (viii) Thomas J. Kirlin, (ix) Mary Ann K. Huntington, (x) John P. Kirlin II, (xi) Combustioneer Corporation, a Maryland corporation ("Combustioneer"), and (xii) AAS Environmental, Inc., a Delaware corporation ("AAS"), the Owners contributed to the Partnership all of the shares of nonvoting common stock of Combustioneer and all of the shares of nonvoting common stock of AAS in exchange for, among other things, an aggregate amount of 161,765 Class B Units of limited partnership interest in the Partnership ("Units");

          WHEREAS, the Owners have requested the Partnership to issue the Units;

          WHEREAS, the General Partner desires to amend the Partnership Agreement (i) to reflect the admission of the Owners as Additional Limited Partners as set forth on Exhibit A, and (ii) to amend Exhibit A to the Partnership Agreement to incorporate such changes, as set forth in Exhibit A hereto, which is incorporated herein by this reference; and

          WHEREAS, pursuant to Section 4.2 of the Partnership Agreement, the General Partner has the power, in its sole and absolute discretion, to consent to the admission of Additional Limited Partners, and pursuant to Section 12.3 of the Partnership Agreement, the General Partner has the power, in its sole and absolute discretion, to amend Exhibit A to the Partnership Agreement to reflect the name, address and Percentage Interest of any Additional Limited Partner and the number of Partnership Units of such Additional Limited Partner.

          NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the General Partner hereby amends the Partnership Agreement to admit the Owners as Additional Limited Partners of the Partnership on the terms and conditions set forth in the Partnership Agreement, and amends Exhibit A to the Partnership Agreement to incorporate the changes reflected on Exhibit A hereto.
---------

          All capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Partnership Agreement. Except as modified herein, all covenants, terms and conditions of the Partnership Agreement shall remain in full force and effect, which covenants, terms and conditions the General Partner hereby ratifies and affirms.

          IN WITNESS WHEREOF, the undersigned has executed this Twenty-Fourth Amendment as of the 12th day of August, 1999.


                              CHARLES E. SMITH RESIDENTIAL
                              REALTY, INC., as General Partner of
                              Charles E. Smith Residential Realty L.P.


                              By:  /s/   Ernest A. Gerardi, Jr.
                                  Name:  Ernest A. Gerardi, Jr.
                                  Its:   President

                                   EXHIBIT A

               PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                                           Agreed Value of                                 Capital       Class B
    Name and Address of          Cash        Contributed       Total          Cash      Account after  Partnership
           Owner             Contribution     Property      Contribution  Distribution  Distribution      Units
   --------------------      ------------  ---------------  ------------  ------------  -------------  -----------
Limited Partners:
-----------------

The Kirlin Family
Partnership                            $0       $4,899,060    $4,899,060            $0     $4,899,060      144,090

John J. Kirlin and
Mary Ann Kirlin
(JTWROS)                               $0       $    3,060    $    3,060            $0     $    3,060           90

John J. Kirlin                         $0       $   22,338    $   22,338            $0     $   22,338          657

Kirlin Enterprises, Inc.                        $  575,552    $  575,552                   $  575,552       16,928

TOTAL                                  $0       $5,500,010    $5,500,010            $0     $5,500,010      161,765